UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Commission File Number: 0-12177

Date of Report (Date of earliest event reported):

September 5, 2003

BIONOVA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12177	75-2632242
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9255 Customhouse Plaza, Suite I

San Diego, California         92154

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code

(609) 744-8105

Item 5.  Other Events and Regulation FD Disclosure.

Delay in Filing of the Company’s 10-Q

Bionova Holding is filing this 8-K because it has been significantly delayed in the filing of its 10-Q for the quarter ended June 30, 2003.  As stated in previous quarterly and annual filings, the Company has identified certain deficiencies in the Company’s internal control procedures that would be deemed to be a material weakness under standards established by the American Institute of Certified Public Accountants.  The deficiencies relate to (i) the Company’s accounting and financial reporting infrastructure for collecting, analyzing, and consolidating information to prepare the consolidated financial statements for the Company (ii) issues associated with timely and consistent reconciliation of the Company’s and its subsidiaries’ bank accounts, inventories, and intercompany accounts, (iii) the timely and complete revelation of material contracts entered into by subsidiaries of the Company, and (iv) the impact of  the resignations of certain accounting personnel during the past year on the historical knowledge and understanding of accounting and consolidation information.  While the Company has made efforts to improve in these areas, some issues emerged related to these deficiencies during the review of the second quarter financial statements that caused the Company to delay its filing to assure the financial information it was about to present was accurate.  Every effort has been made to complete this review in a timely manner, but there are still several unresolved issues relating to certain of the Company’s accounts, particularly associated with its subsidiaries in Mexico, that are still being examined and need to be resolved before the financial statements can be deemed to be final and the 10-Q report can be submitted.  The Company is working diligently to resolve the remaining issues and complete the 10-Q report as quickly as possible.

Due to this delay the Company felt it was important to report on several matters that will be included in the 10-Q when filed.  These are as follows:

1.               Curing of Bank Default - An event of default was declared in the second quarter of 2003 by Wells Fargo Business Credit, Inc. (“WFBC”) with regard to the Company’s loans and line of credit.  This event of default came about due to a provision in the credit agreement which  stipulated that Savia, Bionova Holding’s parent company, was required to complete a restructuring of its bank debt by March 31, 2003.  Savia did not meet this required date.  On June 30, 2003 the Company’s U.S distributing companies, Bionova Holding, Savia, and WFBC signed the “First Amendment to Credit and Security Agreement and Waiver of Defaults” which extended the date for Savia to complete its restructuring to September 30, 2003.  WFBC and Bionova Holding also agreed to renegotiate in good faith certain financial covenants relating to operating performance in the third and fourth quarters of 2003.  At June 30, 2003 the Company had $6.4 million of debt with WFBC and currently is in compliance with all of the covenants of the credit facilities.

2.               Sale of Subsidiary - On June 13, 2003 Bionova Holding and Agromod, S.A de C.V., a minority owner of ABSA, entered into an agreement to sell all of the shares of Technologia Aplicada en Procesos, S. de R.L. de C.V. (“TAP”), a Mexican subsidiary of Bionova Holding to Promo-Tow, S. de R.L. de C.V. (“PROMOTOW”), a Mexican company.  Bionova Holding received $5.5 million in cash on June 13, 2003, and could receive up to an additional $0.6 million, which currently is being held in escrow, during the third quarter of 2003 upon verification by an independent auditor of the historical financial statements of Bionova Holding’s Mexican farming subsidiaries.  The Company has recorded liabilities associated with this transaction of $0.8 million for estimated tax payments and $0.3 million for transaction fees.  Other than the cash received in the second quarter and the liabilities that were recorded, the consolidated net assets of Bionova Holding were only marginally affected because of the very small book value accorded to the assets of TAP.

3.               Current Cash Situation and Implications on Business Operations — While the Company’s total debts continue to far exceed the resources available to satisfy those debts, the cash resulting from the TAP transaction has provided a temporary respite to permit the Company to pay down some of its long overdue payables and continue operations, albeit on a significantly reduced level as compared with past years.  Management has recognized that it still does not have the cash reserves to enable it to take significant risk in the foreseeable future in its own agricultural activities or the funding of third party growers.  Consequently, the Company’s Mexican farming subsidiary currently is in the process of seeking a partnership arrangement with a large Mexican grower to enable it to plant and harvest production during the Todos Santos growing season from August through November of 2003.  At this time the Company does not plan to grow, nor fund any third party growers in Culiacan, which would typically harvest in late December 2003 through April 2004, other than its vine sweet mini-pepper product.  The consequence of this reduced production will be a lower level of sales in the United States in the first quarter of 2004 as compared with 2003.

4.               Indemnification Agreements with Officers and Directors - During the second quarter of 2003 the Company entered into indemnification agreements with officers and directors of the Company which generally require the company to pay certain costs and expenses incurred by such individuals in connection with lawsuits brought against them in their capacities as officers and directors of the Company and its subsidiaries.  Given the current regulatory environment and the reduced availability of directors’ and officers’ insurance coverage, the Company’s board of directors determined that these agreements were necessary for the Company to retain its current management and to attract additional directors and officers.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Form of Indemnification Agreement between the Company and its directors and officers.

99.2

English translation of Transfer Agreement of Equity Participations dated June 13, 2003 among the Company, Agromod, S.A. de C.V., Agrobionova, S.A. de C.V., Tecnología Aplicada en Procesos, S. de R.L. de C.V., Grupo Metalsa, S.A. de C.V., and Promo-Tow, S. de R.L. de C.V.

99.3

Credit and Security Agreement among Bionova Produce, Inc., R.B. Packing of California, Inc., Bionova Produce of Texas, Inc. (collectively, jointly and severally the Borrower), and Wells Fargo Credit, Inc. dated December 5, 2002

	99.4	First Amendment to Credit and Security Agreement dated June 13, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIONOVA HOLDING CORPORATION

Date: September 5, 2003	By: /s/ ARTHUR H. FINNEL
Arthur H. Finnel
Chief Financial Officer

Index to Exhibits

99.1	Form of Indemnification Agreement between the Company and its directors and officers.

99.2

English translation of Transfer Agreement of Equity Participations dated June 13, 2003 among the Company, Agromod, S.A. de C.V., Agrobionova, S.A. de C.V., Tecnología Aplicada en Procesos, S. de R.L. de C.V., Grupo Metalsa, S.A. de C.V., and Promo-Tow, S. de R.L. de C.V.

99.3

Credit and Security Agreement among Bionova Produce, Inc., R.B. Packing of California, Inc., Bionova Produce of Texas, Inc. (collectively, jointly and severally the Borrower), and Wells Fargo Credit, Inc. dated December 5, 2002

99.4	First Amendment to Credit and Security Agreement dated June 13, 2003